Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Vice President, Investor Relations & Corporate Affairs

(949) 481-0510

clewis@glaukos.com

Glaukos Announces Second Quarter 2024 Financial Results

Aliso Viejo, CA – July 31, 2024 – Glaukos Corporation (NYSE: GKOS), an ophthalmic pharmaceutical and medical technology company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced financial results for the second quarter ended June 30, 2024. Key highlights include:

●	Record net sales of $95.7 million in Q2 2024 increased 19% year-over-year on a reported basis and 20% year-over-year on a constant currency basis.
●	Glaucoma record net sales of $75.9 million in Q2 2024 increased 23% year-over-year.
●	Corneal Health net sales of $19.8 million in Q2 2024 increased 7% year-over-year.
●	Gross margin of approximately 76% and non-GAAP gross margin of approximately 82% in Q2 2024.
●	Raised 2024 net sales guidance to $370 million to $376 million, compared to $357 million to $365 million previously.

“Our record second quarter results reflect successful global execution of our key strategic plans and growing momentum in our business,” said Thomas Burns, Glaukos chairman and chief executive officer. “We continue to successfully advance our robust pipeline of novel, dropless platform technologies designed to meaningfully advance the standard of care and improve outcomes for patients suffering from chronic eye diseases.”

Second Quarter 2024 Financial Results

Net sales in the second quarter of 2024 of $95.7 million increased 19% on a reported basis, or 20% on a constant currency basis, compared to $80.4 million in the same period in 2023.

Gross margin for the second quarter of 2024 was approximately 76%, compared to approximately 75% in the same period in 2023. Non-GAAP gross margin for the second quarter of 2024 was approximately 82%, compared to approximately 82% in the same period in 2023.

Selling, general and administrative (SG&A) expenses for the second quarter of 2024 increased 25% to $66.2 million, compared to $53.1 million in the same period in 2023. Non-GAAP SG&A expenses for the second quarter of 2024 increased 25% to $65.5 million, compared to $52.4 million in the same period in 2023.

GAAP and non-GAAP research and development (R&D) expenses for the second quarter of 2024 increased 4% to $34.4 million, compared to $33.2 million in the same period in 2023.

Loss from operations in the second quarter of 2024 was $30.0 million, compared to operating loss of $29.1 million in the second quarter of 2023. Non-GAAP loss from operations in the second quarter of 2024 was $23.7 million, compared to non-GAAP operating loss of $22.8 million in the second quarter of 2023.

Net loss in the second quarter of 2024 was $53.9 million, or ($1.06) per diluted share, compared to net loss of $32.8 million, or ($0.68) per diluted share, in the second quarter of 2023. Non-GAAP net loss in the second quarter of 2024 was $26.3 million, or ($0.52) per diluted share, compared to non-GAAP net loss of $26.6 million, or ($0.55) per diluted share, in the second quarter of 2023.

Included in non-GAAP loss from operations, non-GAAP net loss and non-GAAP EPS for the second quarter of 2024 and 2023 are acquired in-process R&D (IPR&D) charges of $2.5 million and $3.0 million, respectively, which caused the non-GAAP loss per diluted share to have an additional loss of ($0.05) and ($0.06) in each of these respective periods.

The company ended the second quarter of 2024 with approximately $266.4 million in cash and cash equivalents, short-term investments and restricted cash.

2024 Revenue Guidance

The company expects 2024 net sales to be in the range of $370 million to $376 million based on the latest foreign currency exchange rates.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 888-210-2212 (U.S.) or 646-960-0390 (international) and enter Conference ID 7935742. A replay of the webcast will be archived on the company’s website following completion of the call.

Quarterly Summary Document

The company has posted a document on its Investor Relations website under the “Financials & Filings – Quarterly Results” section titled “Quarterly Summary.” This Quarterly Summary document is designed to provide the investment community with a summarized and easily accessible reference document that details the key facts associated with the quarter, the state of the company’s business objectives and strategies and any forward statements or guidance the company may make. This document is provided alongside the company’s earnings press release and is designed to be read by investors before the regularly scheduled quarterly conference call. As such, today’s conference call will be in a format primarily consisting of a questions and answers session, during which Glaukos will address any queries investors have regarding the company’s results. It is the company’s goal that this format will make its quarterly earnings process more efficient and impactful for the investment community going forward.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. Glaukos first developed Micro-Invasive Glaucoma Surgery (MIGS) as an alternative to the traditional glaucoma treatment paradigm, launching its first MIGS device commercially in 2012, and continues to develop a portfolio of technologically distinct and leverageable platforms to support ongoing pharmaceutical and medical device innovations. Products or product candidates for each of these platforms are designed to advance the standard of care through better treatment options across the areas of glaucoma, corneal disorders and retinal diseases.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the impact of the COVID-19 pandemic or other future public health crises on our business; our ability to successfully commercialize our iDose TR therapy; the impact of general macroeconomic conditions including foreign currency fluctuations; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject W, iAccess, iPRIME, iStent infinite, iDose TR, our corneal cross-linking products or other products in development, and our compliance with the requirements of participation in federal healthcare programs such as Medicare and Medicaid; our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which was filed with the SEC on May 3, 2024, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which is expected to be filed with the SEC by August 9, 2024. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations) (“Non-GAAP Purposes”). The Company uses the term “Non-GAAP” to exclude certain expenses, gains and losses to achieve the Non-GAAP Purposes, including external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; expenses, acceleration of amortization of debt issuance costs and gain or loss on debt extinguishment associated with the exchange or redemption of convertible senior notes; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period. See “Reported Sales vs. Prior Periods” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net sales	$95,690	$80,399	$181,312	$154,298
Cost of sales	22,550	20,103	42,808	38,174
Gross profit	73,140	60,296	138,504	116,124
Operating expenses:
Selling, general and administrative	66,188	53,137	128,163	106,787
Research and development	34,426	33,234	65,152	68,405
Acquired in-process research and development	2,500	3,000	14,229	3,000
Total operating expenses	103,114	89,371	207,544	178,192
Loss from operations	(29,974)	(29,075)	(69,040)	(62,068)
Non-operating expense:
Interest income	2,828	1,894	5,911	3,542
Interest expense	(6,678)	(3,399)	(10,128)	(6,807)
Charges associated with convertible senior notes	(18,012)	—	(18,012)	—
Other expense, net	(1,701)	(1,797)	(2,729)	(1,269)
Total non-operating expense	(23,563)	(3,302)	(24,958)	(4,534)
Loss before taxes	(53,537)	(32,377)	(93,998)	(66,602)
Income tax provision	331	435	708	836
Net loss	$(53,868)	$(32,812)	$(94,706)	$(67,438)

Basic and diluted net loss per share	$(1.06)	$(0.68)	$(1.89)	$(1.40)

Weighted average shares used to compute basic and diluted net loss per share	50,715	48,281	50,169	48,082

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	June 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$68,075	$93,467
Short-term investments	193,589	201,964
Accounts receivable, net	51,217	39,850
Inventory	56,480	41,986
Prepaid expenses and other current assets	14,420	18,194
Total current assets	383,781	395,461
Restricted cash	4,733	5,856
Property and equipment, net	100,230	103,212
Operating lease right-of-use assets	26,430	27,146
Finance lease right-of-use asset	42,970	44,180
Intangible assets, net	275,673	282,956
Goodwill	66,134	66,134
Deposits and other assets	19,725	15,469
Total assets	$919,676	$940,414

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,560	$13,440
Accrued liabilities	58,523	60,574
Total current liabilities	70,083	74,014
Convertible senior notes	56,692	282,773
Operating lease liability	29,912	30,427
Finance lease liability	70,009	70,538
Deferred tax liability, net	7,142	7,144
Other liabilities	20,678	13,752
Total liabilities	254,516	478,648

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 54,852 and 49,148 shares issued and 54,824 and 49,120 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	55	49
Additional paid-in capital	1,356,819	1,059,751
Accumulated other comprehensive income	2,191	1,165
Accumulated deficit	(693,773)	(599,067)
Less treasury stock (28 shares as of June 30, 2024 and December 31, 2023)	(132)	(132)
Total stockholders’ equity	665,160	461,766
Total liabilities and stockholders’ equity	$919,676	$940,414

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q2 2024				Q2 2023
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$22,550	$(5,523)	(a)	$17,027	$20,103	$(5,523)	(a)	$14,580
Gross Margin	76.4%	5.8%		82.2%	75.0%	6.9%		81.9%

Operating expenses:
Selling, general and administrative	$66,188	$(705)	(b)	$65,483	$53,137	$(705)	(b)	$52,432
Loss from operations	$(29,974)	$6,228		$(23,746)	$(29,075)	$6,228		$(22,847)
Non-operating expense:
Interest expense	$(6,678)	$3,324	(c)	$(3,354)	$(3,399)	$—		$(3,399)
Charges associated with convertible senior notes	$(18,012)	$18,012	(d)	$—	$—	$—		$—
Net loss	$(53,868)	$27,564	(e)	$(26,304)	$(32,812)	$6,228	(e)	$(26,584)
Basic and diluted net loss per share	$(1.06)	$0.54		$(0.52)	$(0.68)	$0.13		$(0.55)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $5.5 million.
(b)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $0.7 million.
(c)	Acceleration of amortization of non-cash debt issuance costs associated with the exchange of convertible senior notes.
(d)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(e)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company’s U.S. taxable loss positions in both 2024 and 2023.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Year-to-Date Q2 2024				Year-to-Date Q2 2023
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$42,808	$(11,046)	(a)	$31,762	$38,174	$(11,046)	(a)	$27,128
Gross Margin	76.4%	6.1%		82.5%	75.3%	7.1%		82.4%

Operating expenses:
Selling, general and administrative	$128,163	$(1,410)	(b)	$126,753	$106,787	$(1,410)	(b)	$105,377
Loss from operations	$(69,040)	$12,456		$(56,584)	$(62,068)	$12,456		$(49,612)
Non-operating expense:
Interest expense	$(10,128)	$3,324	(c)	$(6,804)	$(6,807)	$—		$(6,807)
Charges associated with convertible senior notes	$(18,012)	$18,012	(d)	$—	$—	$—		$—
Net loss	$(94,706)	$33,792	(e)	$(60,914)	$(67,438)	$12,456	(e)	$(54,982)
Basic and diluted net loss per share	$(1.89)	$0.68		$(1.21)	$(1.40)	$0.26		$(1.14)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $11.0 million.
(b)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $1.4 million.
(c)	Acceleration of amortization of non-cash debt issuance costs associated with the exchange of convertible senior notes.
(d)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(e)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company’s U.S. taxable loss positions in both 2024 and 2023.

Reported Sales vs. Prior Periods (in thousands)

				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	2Q 2024	2Q 2023	1Q 2024	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)
International Glaucoma	$26,131	$22,305	$25,238	17.1%	21.0%	(3.9)%	3.5%	5.1%	(1.6)%
Total Net Sales	$95,690	$80,399	$85,622	19.0%	20.1%	(1.1)%	11.8%	12.2%	(0.4)%

(1)	Operational growth excludes the effect of translational currency
(2)	Calculated by converting the current period numbers using the prior period’s average foreign exchange rates